UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2021
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Bryn Mawr Bank Corporation
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35746	23-2434506
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
801 Lancaster Avenue, Bryn Mawr, PA 19010
(Address of Principal Executive Offices, Including Zip Code)
Registrant's telephone number, including area code: 610-525-1700

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, $1 par value	BMTC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Regulation FD Disclosure.

On April 22, 2021, Bryn Mawr Bank Corporation (the “Corporation”), held its Annual Meeting of Shareholders for the purpose of considering and acting upon the below proposals. A total of 19,930,498 shares were outstanding and entitled to vote at the Annual Meeting, of which 17,055,680.65 shares were voted.

1. A proposal to elect two Class III directors to serve a four year term expiring in 2025.

The shareholders of the Corporation elected the following Class III directors to each serve a four year term expiring in 2025 by the following vote:

NAME OF NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NO VOTE
Wendell F. Holland	14,474,543.84	461,779.98	67,472.82	2,051,884
Diego F. Calderin	14,871,349.27	78,563.64	53,883.74	2,051,884

The following additional directors continued in office after the Annual Meeting: Michael J. Clement, Scott M. Jenkins, Francis J. Leto, A. John May, III, F. Kevin Tylus, Lynn B. McKee, Andrea F. Gilbert and Britton H. Murdoch.

2. A proposal to approve a non-binding advisory vote on executive officer compensation ("say-on-pay").

The shareholders of the Corporation approved the say-on-pay proposal by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NO VOTE
14,597,402.99	355,242.56	51,151.09	2,051,884

3. A proposal to ratify KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021.

The shareholders of the Corporation ratified the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021 by the following vote:

FOR	AGAINST	ABSTAIN
16,827,268.28	204,651.68	23,760.68

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer

Date:    April 27, 2021